EXHIBIT 16

DWS INTERNATIONAL FUND, INC.

Power of Attorney

We, the undersigned Directors of DWS International Fund, Inc., hereby severally constitute and appoint Patricia DiFilippis, John Millette and Caroline Pearson, and each of them singly, our true and lawful attorney and agent, with full power to them and to each of them, to sign for us, and in our names and in the capacities indicated below, the Registration Statement of DWS International Fund, Inc. on Form N-14 relating to the proposed reorganization of DWS International Equity Fund, a series of DWS Advisor Funds, into DWS International Fund, a series of DWS International Fund, Inc., and any and all amendments (including pre-effective and post-effective amendments) to such Registration Statement, and to file the same with all exhibits thereto, and any other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys, and each of them acting alone, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratify and confirm all that such attorneys or any of them may lawfully do or cause to be done by virtue thereof.

WITNESS my hand and seal on the date set forth below.

Signature	Title	Date

/s/ HENRY P. BECTON, JR. Henry P. Becton, Jr.	Director	December 20, 2006

/s/ DAWN-MARIE DRISCOLL Dawn-Marie Driscoll	Director	December 20, 2006

/s/ KEITH R. FOX Keith R. Fox	Director	December 20, 2006

/s/ KENNETH C. FROEWISS Kenneth C. Froewiss	Director	December 20, 2006

/s/ MARTIN J. GRUBER Martin J. Gruber	Director	December 20, 2006

/s/ RICHARD J. HERRING Richard J. Herring	Director	December 20, 2006

/s/ GRAHAM E. JONES Graham E. Jones	Director	December 20, 2006

/s/ REBECCA W. RIMEL Rebecca W. Rimel	Director	December 20, 2006

/s/ PHILIP SAUNDERS, JR. Philip Saunders, Jr.	Director	December 20, 2006

/s/ WILLIAM N. SEARCY, JR. William N. Searcy, Jr.	Director	December 20, 2006

/s/ JEAN GLEASON STROMBERG Jean Gleason Stromberg	Director	December 20, 2006

/s/ CARL W. VOGT Carl W. Vogt	Director	December 20, 2006

/s/ AXEL SCHWARZER Axel Schwarzer	Director	December 20, 2006